Consent of Independent Registered Public Accounting Firm

     We have issued our report dated August 23, 2007 accompanying the financial statements of Van Kampen Focus Portfolios, Municipal Series 378 as of April 30, 2007, and for the period then ended, contained in this Post-Effective Amendment No. 5 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                              GRANT THORNTON LLP

New York, New York
August 23, 2007